Exhibit 10.2

AMENDED AND RESTATE FORM OF

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), dated as of [Date] (the “Date of Grant”), is made by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and [Name] (the “Grantee”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Stock Units. The Company hereby grants to the Grantee [Amount] restricted stock units (the “RSUs”), subject to all of the terms and conditions of this Agreement and to the terms of the Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2. Form, Manner and Timing of Payment. Each RSU granted hereunder shall represent the right to receive the number of shares of common stock of the Company as set forth on Exhibit A hereto, subject to the terms hereof (shares subject to RSUs covered by this Agreement (as such term is defined in the Plan), “RSU Shares”). For each RSU, the Company shall issue to the Grantee, on [Date] or on such date as otherwise provided for on Exhibit A hereto (the “Issuance Date”) the number of RSU Shares set forth on Exhibit A hereto (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled pursuant to the terms of this Agreement to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required, including pursuant to Section 12, and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares.

3. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of RSUs by will or the laws of descent and distribution. The RSUs shall be fully vested and non-forfeitable as of the date hereof subject only to the requirements or restrictions otherwise contained in this Agreement.

(b) In the event the Grantee has a Termination of Service, the Grantee shall be entitled to the RSU Shares as set forth in Section 1 to Exhibit A hereto.

(c) The Company, in its absolute discretion, shall determine the effects of all matters and questions relating to separations from service and all questions of whether particular leaves of absence constitute a separation from service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Company).

4. Voting and Other Rights; Distribution Equivalents. The Grantee shall have no rights of a shareholder (including voting rights and the right to distributions or dividends), and will not be treated as an owner of shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, the Grantee shall accrue rights to distribution equivalents from the Company on the RSUs, whether or not vested, at the time of an ordinary cash distribution on the RSU Shares. Any distribution equivalent so accrued in respect of an RSU shall have the same value as the ordinary cash distribution on an outstanding share of RSU Shares that gave rise to the distribution equivalent, and shall be paid not later than 30 days after the related Issuance Date. Rights to distribution equivalents on an RSU shall terminate upon the issuance of the RSU Shares. Under no circumstances shall the Grantee be entitled to receive both a distribution and a distribution equivalent with respect to an RSU (or its associated RSU Share).

5. No Rights to Continuation of Employment or Service. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a subsidiary or its shareholders, as the case may be) to terminate the Grantee’s employment or service any time for any reason whatsoever, with or without cause. This Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those contained in this Agreement) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present subsidiary thereof.

6. Restrictive Covenants. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Grantee is otherwise subject.

7. Tax Withholding. The Grantee is responsible for all taxes and any tax-related penalties the Grantee incurs in connection with any award made in accordance with this Agreement. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct, from other compensation payable to the Grantee, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding or tax obligations of the Company with respect to the RSUs at the applicable rates. For purposes of this Agreement, “Fair Market Value” shall mean value of one share of RSU Shares, determined as follows:

(i)	If the RSU Shares are then listed on a national stock exchange, the closing sales price per share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of such shares on such exchange), as determined by the Company.

(ii)	If the RSU Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of such shares in such market), as determined by the Company.

(iii)	If neither (i) nor (ii) applies, such value as the Company in its discretion may in good faith determine. Notwithstanding the foregoing, where the RSU Shares are listed or traded, the Company may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

8. Section 409A Compliance. Any award made in accordance with this Agreement is intended to be exempt from Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Company determines that the RSU is subject to Section 409A and fails to comply with the requirements of Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Agreement and/or to amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of such section. In no event shall the Company (or any employee or director thereof) have any liability to the Grantee or any other Person due to the failure of any award made in accordance with this Agreement to satisfy the requirements of Section 409A.

9. Governing Law; Choice of Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees.

11. No Assignment. Subject to the second sentence of Section 3(a), neither this Agreement nor any rights granted herein shall be assignable by the Grantee other than (with respect to any rights that survive the Grantee’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

12. Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

13. Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company that:

(a) The RSUs are being acquired for the Grantee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Act.

(b) The Grantee understands and acknowledges that the RSUs offered pursuant to this Agreement have not been registered under the Act or any other securities laws and is being offered for resale in transactions that do not require registration under the Act or any other securities laws and, therefore, the RSUs will be characterized as “restricted securities” under the Act and such laws and may not be sold unless the RSUs are subsequently registered under the Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(c) The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Grantee’s prospective acquisition of the RSUs, and/or has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors to do so, and has the ability to bear the economic risks of the Grantee’s prospective acquisition.

(d) The Grantee agrees that it has had access to such financial and other information concerning the Company and the RSUs as it has deemed necessary in connection with acquisition of the RSUs, including an opportunity to ask questions of and request information from the Company.

(e) The Company may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Company may (i) interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Company shall be final and binding upon all persons.

14. Limitation on the Grantee’s Rights; Not a Trust. The RSUs, granted hereunder, confer no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

17. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Agreement. The Grantee acknowledges that any summary of this Agreement provided by the Company is subject in its entirety to the terms of this Agreement. References herein to this Agreement include references to its Exhibits.

18. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

19. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

20. Amendment. Except as otherwise provided in Section 8, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21. Acknowledgements and Representations. The Grantee is aware that RSU Shares may be of no practical value. The Grantee has read and understands the restrictions and limitations set forth in this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Grantee confirms that the Grantee has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement.

22. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Agreement by electronic means. The Grantee hereby consents to receive such documents by electronic delivery through an online or electronic system established and maintained by the Company or a third party designated by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, INC.

By

Name:
Title:

GRANTEE

By

Print Name:

EXHIBIT A

1.	[(Insert terms of RSU Share Issuance.]

2.	[(a) Notwithstanding anything to the contrary in Section 1 above, and subject to clause (b) below, in the event the Grantee has a Termination of Service for Cause or a Termination of Service by the Grantee for any reason (other than his or her death or Disability [or for Good Reason (as defined in the Grantee’s employment agreement)]) prior to the Issuance Date, then all RSUs granted as part of this Award shall thereupon, and with no further action, be forfeited by the Grantee.]

[(b) In the event the Grantee has a Termination of Service on account of death or Disability or a Termination of Service [by the Grantor other than for Cause][Company and its subsidiaries for any reason other than for Cause or by the Grantee for Good Reason or as a result of the Company’s non-renewal of the Grantee’s employment agreement], then the Issuance Date shall be the date of such event, and the Grantee shall receive one (1) RSU Share for each RSU granted hereunder.]

[(c) Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company from time to time, then the applicable period of forfeiture shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.]

[(d) Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.]